Supplementary Agreement on the Leasing of Land, Buildings and Motor
                                     Vehicles
                                    (LJ5-02)


Party A:    Liuzhou OVM Joint Stock Co., Ltd.

Party B:    Liuzhou OVM Construction Machinery Co., Ltd.


Through friendly consultations between both parties, matters with respect to the leasing of land, buidlings and motor vehicles (collectively referred to as "Properties") were agreed as follows:

(1)   The land, buildings and motor vehicles leased by Party B were as follows:

      (i)   The land with a gross area of 60,000 square meters;

      (ii) The buildings, warehouses and offices with a gross area of 9,463 square meters;

      (iii) 22 vehicles for transportaion purposes.

(2) For each the two fiscal years 1995 and 1996, the total rental for the Properties shall amount to Rmb 300,000 respectively.

(3) For fiscal years commencing January 1, 1997, the rental for the Properties shall be subject to further negotiation between the two parties.

(4) This Agreement shall come into effect after it is signed by the corporate representatives of both parties and stamped with the common seals of both parties.


For and on behalf of
Party A:  Liuzhou OVM Joint Stock Co., Ltd.



-----------------------------------------------------
(Wu Guo Sen)
Corporate Representative

For an on behalf of
Party B:  Liuzhou OVM Construction Machinery Co., Ltd.





----------------------------------------------------
(Ching Lung Po)
Corporate Representative



Dated September 28, 1995